UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2008

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50861
(Commission File Number)

93-1118938
(IRS Employer Identification No.)

400-601 West Broadway, Vancouver, BC V5Z 4C2
(Address of principal executive offices and Zip Code)

604-871-4163
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective November 25, 2008, we entered into a share purchase agreement, with LNG Energy Ltd. and LNG Energy (BC) Ltd., wherein LNG Energy has agreed to purchase 100% of our interest in LNG BC, or 100 Class A common shares of LNG BC owned by our company, for the purchase price of US$250,000. Once purchased, LNG Energy will be the sole shareholder of LNG BC and LNG Energy shall forgive a loan to our company of Cdn$300,000 secured by way a demand loan bearing interest at 8% per annum entered into on March 12, 2008. We also entered into a warrant cancellation agreement with Kepis & Pobe Investments Inc. pursuant to which 3,000,000 share purchase warrants held by Kepis & Pobe have been cancelled.

Item 9.01 Financial Statements and Exhibits

10.1	Share Purchase Agreement dated November 25, 2008.

10.2	Warrant Cancellation Agreement dated November 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Robert McAllister
Robert McAllister
President and Chief Executive Officer

December 3, 2008